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                                                             Page 17 of 23 pages

                                    EXHIBIT A

     Each of the undersigned hereby agrees that Amendment No. 1 to the Schedule

13G filed on the date hereof with respect to the shares of Common Stock of P.F.

Chang's China Bistro, Inc. has been filed on behalf of the undersigned.


SIGNATURE:

     Dated February 14, 2000

     Entities:

Oak Investment Partners VI, Limited Partnership
Oak Associates VI, LLC
Oak VI Affiliates Fund, Limited Partnership
Oak VI Affiliates, LLC
Oak Management Corporation

                                               By:      /S/ Edward F. Glassmeyer
                                                        ------------------------
                                                        Edward F. Glassmeyer, as
                                                        General Partner or
                                                        Managing Member or as
                                                        Attorney-in-fact for the
                                                        above-listed entities

     Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont
Eileen M. More

                                               By:      /S/ Edward F. Glassmeyer
                                                        ------------------------
                                                        Edward F. Glassmeyer,
                                                        Individually and as
                                                        Attorney-in-fact for the
                                                        above-listed individuals